     As filed with the Securities and Exchange Commission on June 20, 2002

                                                    Registration No. 333- _____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            MATRIA HEALTHCARE, INC.
               (Exact name of issuer as specified in its charter)

             DELAWARE                                     58-2205984
   (State or other jurisdiction of                     (I.R.S. Employer
    incorporation or organization)                    Identification No.)

    1850 PARKWAY PLACE, 12TH FLOOR
          MARIETTA, GEORGIA                                30067
(Address of principal executive offices)                 (Zip Code)

                     MARKETRING.COM, INC. 1999 STOCK OPTION
                     AND STOCK APPRECIATION RIGHTS PLAN (1)
                            (Full title of the plan)
                            ------------------------
                                ROBERTA L. MCCAW
                            MATRIA HEALTHCARE, INC.
                         1850 PARKWAY PLACE, 12TH FLOOR
                            MARIETTA, GEORGIA 30067
                                 (770) 767-8332
                                 --------------
 (Name, address and telephone number, including area code, of agent for service)

       The Commission is requested to mail signed copies of all orders, notices and communications to:

                                 ROBERTA MCCAW
                            MATRIA HEALTHCARE, INC.
                         1850 PARKWAY PLACE, 12TH FLOOR
                            MARIETTA, GEORGIA 30067
                           TELEPHONE: (770) 767-8332
                           FACSIMILE: (770) 767-7769

---------------------------------------------------------------------------------------------------------------------
                                          CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
                                                                                   Proposed
      Title of each class of          Amount to be       Proposed maximum          maximum              Amount of
   securities to be registered      registered(1)(2)    offering price per     aggregate offering    registration fee
                                                            share(3)                price(3)
---------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value
(together with associated common        27,383 shares        $34.046              $381,347.76            $35.08
stock purchase rights)
---------------------------------------------------------------------------------------------------------------------

(1) The MarketRing.com, Inc. 1999 Stock Option and Stock Appreciation Rights Plan, as amended by Amendment No. 1 to 1999 Stock Option and Stock Appreciation Rights Plan (the "Plan"), and outstanding options granted thereunder, have been assumed by Matria Healthcare, Inc. (the "Registrant") pursuant to the Agreement and Plan of Merger by and among the Registrant, MRDC Acquisition Corp. and MarketRing.com, Inc. dated May 30, 2002. This registration statement covers shares of the Registrant's common stock (and associated common stock purchase rights) issuable upon exercise of the assumed options under the Plan.

(2) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided in the Plan described herein.

(3) Pursuant to Rule 457(h)(1) under the Securities Act, these figures are based upon the prices at which outstanding options under the Plan assumed by Registrant may be exercised.

===============================================================================

                                     PART I

                          INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

The information required by Part I of Form S-8 (plan information and registrant information and plan annual information) to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with the Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         Matria Healthcare, Inc. ("Registrant") hereby incorporates by reference into this registration statement the following documents:

         (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as filed with the Securities and Exchange Commission (the "Commission") March 29, 2002;

         (b) the Registrant's Amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2001, as filed with the Commission April 30, 2002;

         (c) the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002, as filed with the Commission May 14, 2002;

         (d) the Registrant's Current Report on Form 8-K, as amended by Form 8-K/A, as filed with the Commission on April 29, 2002;

         (e) the Registrant's Current Report on Form 8-K as filed with the Commission on April 30, 2002, and

         (f) the description of the Registrant's capital stock contained in the Joint Proxy Statement/Prospectus of Healthdyne, Inc. and Tokos Medical Corporation, predecessors of the Registrant, filed as part of Registrant's Registration Statement No. 333-00781 on Form S-4 filed with the Commission February 7, 1996, as amended by Form 8A/A filed with the Commission October 29, 2001, and as it may be amended by any amendment or report filed subsequent to the date of this registration statement for the purpose of updating such description.

     In addition, all documents filed subsequent to the date of this registration statement by the undersigned Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and prior to the filing of a post-effective amendment hereto which either indicates that all shares of common stock offered hereby have been sold or deregisters any shares of such common stock then remaining, shall also be deemed to be incorporated by reference into this registration statement and to be a part hereof from their respective dates of filing. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The legality of the shares offered hereby is being passed upon for the Registrant by Troutman Sanders LLP, Atlanta, Georgia. Carl E. Sanders, a director of the Registrant and the Chairman of Troutman Sanders LLP, is the beneficial owner of 22,625 shares of the Common Stock of the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The General Corporation Law of the State of Delaware (the "DGCL") permits a corporation to indemnify officers, directors, employees and agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement if such person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal actions, had no reasonable cause to believe was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. The DGCL provides that a corporation may advance expenses of defense (upon receipt of a written undertaking to reimburse the corporation if indemnification is not appropriate) and must reimburse a successful defendant for expenses, including attorney's fees, actually and reasonably incurred, and permits a corporation to purchase and maintain liability insurance for its directors and officers.

         The Registrant's Certificate of Incorporation provides that Registrant shall, to the fullest extent permitted by law, indemnify its directors and officers against any liability, losses or related expenses which they may incur by reason of serving or having served as directors and officers of Registrant. The Registrant's Certificate of Incorporation limits Registrant's directors' liability for monetary damages to Registrant and its stockholders for breaches of fiduciary duty to the fullest extent permitted under the DGCL. The DGCL permits Delaware corporations to include in their certificate of incorporation a provision eliminating or limiting director liability for monetary damages arising from breaches of fiduciary duty. The only limitations imposed under the statute are that the provision may not eliminate or limit a director's liability (i) for breaches of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or known violations of law, (iii) for the payment of unlawful dividends or unlawful stock purchases or redemptions or (iv) for transactions in which the director received an improper personal benefit.

         The Registrant's Bylaws provide that each person who is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of Registrant, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, will be indemnified by the corporation to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, against all costs, charges, expenses, liabilities and losses reasonably incurred or suffered by such person in connection therewith, and such indemnification will continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of his or her heirs, executors and administrators; provided, however, that Registrant will indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by Registrant's Board of Directors. The right to indemnification is a contract right and includes the right to be paid by Registrant the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the DGCL so requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding will be made only upon delivery to Registrant of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it will ultimately be determined that such director or officer is not entitled to be indemnified. The Registrant may provide indemnification to employees and agents of Registrant with the same scope and effect as the foregoing indemnification of directors and officers.

         The indemnification rights conferred by the Registrant's Certificate of Incorporation and Bylaws are not exclusive of any other right to which a person seeking indemnification may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Registrant maintains an insurance policy on behalf of its directors and officers insuring against certain liabilities including liabilities arising under the Securities Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

                 Exhibit
                 Number
                 -------

                  4(a) Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1 to the Matria Annual
                           Report on Form 10-K for the year ended December 31, 1995, Commission File No. 20619.

                  4(b)     Certificate of Amendment of Restated Certificate of
                           Incorporation of the Registrant dated December 5,
                           2000, incorporated by reference to Exhibit 3.4 to the Matria Annual Report on Form 10-K for the year ended December 31, 2000.

                  4(c) Amended and Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

                  4(d)     Amended and Restated Rights Agreement dated April
                           27, 1999 between the Registrant and SunTrust Bank,
                           Atlanta, incorporated by reference to Exhibit 4 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

                  4(e)     Amendment No. 1 to Amended and Restated Rights
                           Agreement, dated as of October 5, 2001, between Matria and Sun Trust Bank Atlanta, incorporated by reference to Exhibit 4(b) to the Matria Form 8-K/A dated October 29, 2001.

                  5        Opinion of Troutman Sanders LLP.

                  23(a)    Consent of KPMG LLP.

                  23(b) Consent of Troutman Sanders LLP (contained in opinion filed in Exhibit 5).

                  24 Power of Attorney (included in signature page of this registration statement).

ITEM 9.  UNDERTAKINGS.

         (a) Rule 415 Offering. The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                           Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Filings Incorporating Subsequent Exchange Act Documents by Reference. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
         Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Filing of Registration Statement on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Georgia, on June 14, 2002.

                                 MATRIA HEALTHCARE, INC.


                                 By: /s/  Parker H. Petit
                                          -------------------------------------
                                          Parker H. Petit
                                          Chairman of the Board, President and
                                          Chief Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Parker H. Petit and George W. Dunaway, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                    Signatures                                     Title                            Date
                    ----------                                     -----                            -----

                                                       Chairman of the Board, Chief            June 14, 2002
                                                     Executive Officer, and President
/s/      Parker H. Petit                             (Principal Executive Officer)
         -----------------------------------
         Parker H. Petit



                                                    Chief Operating Officer,                   June 13, 2002
                                                    Executive Vice President
/s/      Jeffrey D. Koepsell                             and Director
         -----------------------------------
         Jeffrey D. Koepsell



                                                      Corporate Controller                     June 13, 2002
                                                      (Principal Accounting
/s/      Larry N. Brownlee                                  Officer)
         -----------------------------------
         Larry N. Brownlee

                    Signatures                                     Title                            Date
                    ----------                                     -----                            -----

                                                     Vice President-Finance and Chief          June 13, 2002
                                                       Financial Officer (Principal
/s/      George W. Dunaway                                  Financial Officer)
         -----------------------------------
         George W. Dunaway



/s/      Guy W. Milner                                           Director                      June 13, 2002
         -----------------------------------
         Guy W. Milner



/s/      Carl E. Sanders                                         Director                      June 13, 2002
         -----------------------------------
         Carl E. Sanders



                                                                 Director                      June __, 2002
         -----------------------------------
         Thomas S. Stribling



/s/      Jacquelyn M. Ward                                       Director                      June 14, 2002
         -----------------------------------
         Jacquelyn M. Ward



/s/      Donald W. Weber                                         Director                      June 13, 2002
         -----------------------------------
         Donald W. Weber



                                                                 Director                      June __, 2002
         -----------------------------------
         Morris S. Weeden



         /s/ Frederick P. Zuspan, M.D.                           Director                      June 16, 2002
         -----------------------------------
         Frederick P. Zuspan, M.D.

                                 EXHIBIT INDEX

Exhibit
Number            Description
-------           -----------

4(a) Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1 to the Matria Annual Report on Form
                  10-K for the year ended December 31, 1995, Commission File
                  No. 20619.

4(b)              Certificate of Amendment of Restated Certificate of
                  Incorporation of the Registrant dated December 5, 2000, incorporated by reference to Exhibit 3.4 to the Matria Annual
                  Report on Form 10-K for the year ended December 31, 2000.

4(c) Amended and Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3 to the Registrant's Quarterly
                  Report on Form 10-Q for the quarter ended March 31, 2000.

4(d) Amended and Restated Rights Agreement dated April 27, 1999 between the Registrant and SunTrust Bank, Atlanta, incorporated by reference to Exhibit 4 to the Registrant's
                  Quarterly Report on Form 10-Q for the quarter ended March 31,
                  1999.

4(e) Amendment No. 1 to Amended and Restated Rights Agreement, dated as of October 5, 2001, between Matria and Sun Trust
                  Bank Atlanta, incorporated by reference to Exhibit 4(b) to the Matria Form 8-K/A dated October 29, 2001.

5                 Opinion of Troutman Sanders LLP.

23(a)             Consent of KPMG LLP.

23(b) Consent of Troutman Sanders LLP (contained in opinion filed in Exhibit 5).

24 Power of Attorney (included in signature page of this registration statement).